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                                                                    EXHIBIT 8(d)



                                   EXHIBIT A
                                   ---------

Portfolios covered by the Custody Agreement between The Chase Manhattan Bank, N.A. and Excelsior Tax-Exempt Funds, Inc.

                        Tax-Exempt Money Fund
                        New York Intermediate-Term Tax-Exempt Fund
                        Short-Term Tax-Exempt Securities Fund
                        Intermediate-Term Tax-Exempt Fund
                        Long-Term Tax-Exempt Fund
                        California Tax-Exempt Income Fund




                                    THE CHASE MANHATTAN BANK, N.A.


                                    By: /s/ Bernard Dagnall
                                       ----------------------
                                          Bernard Dagnall


                                    EXCELSIOR TAX-EXEMPT FUNDS, INC.


                                    By: /s/ Alfred Tannachion
                                       ------------------------
                                          Alfred Tannachion


Dated: September 25, 1996